FIRST AMENDMENT TO AGREEMENT OF SALE

     THIS FIRST AMENDMENT AGREEMENT OF SALE (this "Amendment") is made and entered into as of the 4 day of April, 1996 by and between Hawthorne Heights Limited Partnership, an Illinois limited partnership ("Seller") and Elkor Realty Corporation, an Illinois corporation ("Purchaser").

                                  WITNESSETH

     WHEREAS, Seller and Purchaser entered into that certain Agreement of Sale (the "Agreement") dated as of March 21, 1996 for the purchase and sale of the apartment complex commonly known as Hawthorne Heights Apartments, as more particularly described in the Agreement.

     WHEREAS, Seller and Purchaser desire to amend the Agreement as further set forth herein.

     NOW, THEREFORE, in consideration of the recitals, the mutual covenants hereafter set forth and other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, it is agreed by and between the parties as follows:

     1. Paragraph 16a. of the Agreement shall be amended by deleting the date "April 8, 1996" from the fourth line thereof and inserting in lieu thereof the date, "April 15, 1996".

     2. Except as amended herein, the Agreement shall continue in full force and effect.

     3. This Amendment may be executed in any number of identical counterparts, any or all of which may contain the signature of less than all of the parties, and all of which shall be construed together as but a single instrument.

     IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed as of the day and year first above written.

                         SELLER:

                         HAWTHORNE  HEIGHTS  LIMITED
                         PARTNERSHIP, an Illinois limited
                         partnership

                         By:  HAWTHORNE HEIGHTS LIMITED
                              PARTNERS, INC., an Illinois corporation,
                              its general partner

                         By:  /s/ Phillip Schechter
                         Its:  Authorized Agent

                         PURCHASER:

                         ELKOR REALTY CORPORATION,
                         an Illinois corporation

                         By:  /s/  Jeffrey S. Elowe
                         Its:  President
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